Exhibit 99.2

Datasheet: Second Quarter 2010

August.9.2010

dts™ Digital Entertainment

HIGH PERFORMANCE TECHNOLOGY

Company Overview

DTS, Inc. is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of multi-channel surround processors, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and gaming console products, as well as DVD players, televisions, digital media players, set-top boxes, smart phones and surround music software. In addition, DTS is a mandatory audio format in the Blu-ray Disc standard, resulting in DTS technology being included in every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, Canada, China, France, Hong Kong, Japan, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of August 6th, 2010)

Stock Symbol (NASDAQ)	DTSI
Price	$36.57
52-Wk Range	$24.85 to $37.60
Market Capitalization	$635.92M

2010 Revenue Outlook Assumptions

- 2010 Revenue Outlook includes:
  - Blu-ray Worldwide unit forecasts:
    - 15 to 20 M Standalone Players
    - 12 to 14 M PS3s
    - 9 to 11 M PCs
  - 10% to 15% of Revenue to come from New Markets Including:
    - TVs
    - Smartphones
    - Digital Media Players
    - Virtual Audio Applications (including PCs)

Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay fee to use DTS technology and marks upon manufacture
- Mandatory or optional status in key industry standards:
  - Mandatory: Blu-ray
  - Optional: DVD
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem (DECE)

Key Financial Metrics

	2010			Fiscal
	Q2	YTD	Outlook	2009
Revenue	$17.5	$39.2M	$81 to $84M	$77.7M
Gross Margins	97%	98%	97% to 98%	98%
Operating Margins	14%	23%	Upper 20's	23%
Tax Rate	39%	40%	Low 40%	44%
Earnings Per Share	$0.09	$0.31	$0.75 to $0.80	$0.60
Cash Flow from Operations	$6.0M	$15.1M		$21.9M
Stock-Based Compensation	$1.7M	$3.7M		$5.7M
Depreciation and Amortization	$1.3M	$2.5M		$3.8M
Capital Expenditures	$0.6M	$2.0M		$12.2M

Q2 2010 Licensing Revenue by Market

Total $17.5 million



Other
New Markets
Home AV
Car
Blu-ray

IR Contacts

Anne McGuinness | DTS | 818.436.1036 | investor@dts.com | www.dts.com

Erica Abrams | The Blueshirt Group | 415.217.5864 | erica@blueshirtgroup.com

Datasheet: Second Quarter 2010

August.9.2010

dts™ Digital Entertainment

HIGH PERFORMANCE TECHNOLOGY

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Blake Welcher, EVP & General Counsel

Recent Developments

- DTS and Sonic partner to significantly enhance the digital movie download experience by featuring DTS soundtracks on all RoxioNow ™ titles
- DTS partners with Pantech to deliver superior audio to mobile entertainment by bringing DTS decoding to Smartphones
- DTS Neural Surround™ used to deliver high performance surround sound experiences for broadcasts of 2010 FIFA World Cup, French Open, Super Bowl, ESPN X-Games Broadcasts, JazzSet, NPR Music, and the Aspen Music Festival
- DTS partners with Samung, LG, and Hisense to deliver superior audio to Digital televisions and DMPs

Key Trends Driving Digital Media & Entertainment Industry

- The global entertainment industry continues to grow especially in new markets (internet, mobile, tv and other network-connected devices…) and in new regions such as Asia and South America.
- Overall optical media growth is flat, but Blu-ray growth is large and accelerating and forecasted to reach a significant portion of the DVD installed base.
- The popularity of online long-form content is driving Consumer Electronic OEMs to support network connections in their global mainstream consumer electronics products.
- 3D entertainment is a growing success in cinema. The Consumer Electronics industry is starting to focus on bringing the same experience into the home.

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- DTS Technologies including DTS Audio Codecs, Virtual Surround, Matrix and Post-Processing Technologies enable immersive high definition entertainment experiences on a broad range of platforms and devices dts-HD Master Audio
dts-HD High Resolution Audio
dts Digital Surround
dts Matrix Surround
dts Stereo
dts Express
High Bit Rate
Low Bit Rate

- High performance audio solutions for a range of applications
- Fully "Lossless" audio for the most demanding applications
- DTS Coherent Acoustics technology is mandatory for the Blu-ray Disc format
- Low bit rate solutions for broadcast, internet, portable & mobile handset market



This datasheet contains statements that are forward-looking in nature, including all statements regarding DTS's fiscal 2010 outlook and performance (which are as of August 9, 2010), and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in DTS's Form 10-Q for the quarter ended June 30, 2010. DTS does not assume any responsibility to update or revise any such forward-looking statements should circumstances change.